Exhibit 99.1

Ideal Power Reports First Quarter 2017 Financial Results
Management to Host Conference Call at 4:30 p.m. ET
AUSTIN, TX – May 11, 2017 -- Ideal Power Inc. (NASDAQ: IPWR), a developer of innovative power conversion technologies, reported results for its first quarter ended March 31, 2017.
Key First Quarter 2017 and Subsequent Highlights:

•	Completed a $15 million private placement with institutional and accredited investors. All members of senior management and the Board of Directors participated in the private placement.

•	Introduced and received UL 1741 certification for SunDial™ and Stabiliti™ series 30kW power conversion systems (PCS).

•	Shipped next generation 30kW PCS to multiple, new potential volume customers for use in their initial projects incorporating our technology.

•	Strengthened patent estate: currently have 65 issued patents, including 25 issued patents for B-TRAN™ and approximately 90 patent applications pending.
"In the first quarter of 2017, we transitioned to our third generation of 30kW products, the SunDial and Stabiliti,” said Dan Brdar, Chief Executive Officer. “Because of the strong interest we have already seen in these products, we foresee revenue ramping in the second half of 2017 from existing and new customers for microgrid and solar plus storage installations.”
“We are in advanced discussions with several of these customers, with purchase orders already in hand or in hand pending the arrangement of financing,” Brdar added. “We are also continuing to make progress on a master supply agreement with NEXTracker, which we also expect will drive revenue in the second half of 2017. In addition, we believe we are well positioned to benefit from both the 2016 awards and the first phase of 2017 funding under California’s Self Generation Incentive Program (SGIP).”
“The new solicitation from the California Public Utility Commission (CPUC) of $90 million in incentives commenced on May 1, 2017, and was oversubscribed within two days. For the calendar years 2017 to 2019, the total SGIP incentive budget has been set at $567 million.”
“We have also made significant progress behind the scenes with our business development initiatives in the U.S. and abroad. More specifically, we received certification for our two new 30kW power conversion systems, expanded our product capabilities with the launch of these products, began the certification process for our 30kW product for the Australian market, and shipped our new Stabiliti product to multiple new customers for their initial projects incorporating our advanced power conversion systems.”
Brdar concluded: “As we look forward to the balance of 2017, we remain confident about solidifying second-half revenue opportunities based on our progress with NEXTracker and other strategic partners, the 2016 and first phase of 2017 SGIP incentives in California, and the continued commercial rollout of our new Stabiliti and SunDial series products that address the solar plus storage, standalone storage and microgrid markets.”
First Quarter 2017 Financial Results

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Q1 2017 product revenue totalled $0.3 million versus $0.5 million in Q1 2016 with the decrease in revenue primarily attributable to the timing of, and variability in, the early market for energy storage.

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Q1 2017 gross margins were negative 158% compared to 0.4% gross margins in Q1 2016, primarily attributable to the non-cash write down of inventory of $349 thousand associated with our 125kW battery converter and end-of-life, first generation IBC-30 battery converter. Margins in the quarter were also negatively impacted by the launch of the SunDial and Stabiliti in the quarter due to initial low volume and thus higher cost pilot builds for these products.

•	Q1 2017 net loss was $3.1 million compared to $2.8 million in Q1 2016.

•	Q1 2017 cash used in operating and investing activities was $2.5 million compared to $2.8 million in Q1 2016.

•	Cash and cash equivalents totalled $15.4 million as of March 31, 2017 with no long-term debt outstanding.
"The first quarter of 2017 featured the $15 million financing that demonstrates continued shareholder confidence in and support for Ideal Power’s disruptive technologies for power conversion systems in the commercial and industrial storage market,” said Tim Burns, Chief Financial Officer. “With this additional funding, we believe our current cash position will support operations while the energy storage market develops. During the first quarter, the expected gross margin contraction from introducing new products was amplified as we recorded a non-cash write down of inventory for our legacy products. We expect gross margins to normalize later this year, particularly as we anticipate revenue ramping in the second half of 2017.”

Conference Call Details

Ideal Power CEO Dan Brdar and CFO Tim Burns will host the conference call followed by a question and answer period.

To access the call, please use the following information:

Date:	Thursday, May 11, 2017
Time:	4:30 p.m. ET, 1:30 p.m. PT
Toll-free dial-in number:	1-888-438-5453
International dial-in number:	1-719-457-2716
Conference ID:	8052831

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=124075 and via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through June 11, 2017.

Toll-free replay number:     1-844-512-2921
International replay number:    1-412-317-6671
Replay ID:            8052831

About Ideal Power Inc.
Ideal Power Inc. (NASDAQ: IPWR) is a technology company dedicated to advancing the efficiency of electric power conversion. The company has developed a novel, patented power conversion technology called Power Packet Switching Architecture™ (“PPSA”). PPSA improves the size, cost, efficiency, flexibility and reliability of electronic power converters. PPSA can scale across several large and growing markets, including solar PV, variable frequency drives, battery energy storage, mobile power and microgrids, and electric vehicle charging. The company is also developing and has patented a bi-directional, bipolar junction transistor (“B-TRAN™”) which has the potential to dramatically increase bi-directional power switching efficiency and power density. Ideal Power employs a capital-efficient business model which enables the company to address several product development projects and markets simultaneously. For more information, visit www.IdealPower.com.

Safe Harbor Statement
All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include our statements that we expect revenue to ramp in the second half of 2017 as we have seen strong interest in our Stabiliti and SunDial products from existing and new customers for microgrid and solar + storage installations, that we are well positioned to benefit from both the 2016 awards and the first phase of 2017 funding under California’s Self Generation Incentive Program (SGIP), that we remain confident about solidifying second-half revenue opportunities based upon our progress with NEXTracker, the prior year and new SGIP incentives in California, and the continued commercial rollout of our new Stabiliti and SunDial series products, that, with the additional funding from our March 2017 private placement, we believe our current cash position will support operations while the energy storage market develops and that we expect gross margins to normalize later this year, particularly as revenue ramps in the second half of 2017. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, the timing and impact of regulatory developments affecting the markets for our products, our inability to predict with precision or certainty the pace of development and commercialization of our advanced technologies, the uncertainty of whether the demand for energy storage products will grow at a pace consistent with our expectations, whether our backlog will translate into revenue in future periods, whether demand for our products, which we believe are disruptive, will develop, and whether we can compete successfully with other manufacturers and suppliers of power conversion products, both now and in the future, as new products are developed and marketed. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. The availability and amount of government incentive programs affect our customers spending patterns, and adverse changes or developments in such programs - such as the SGIP in California - have materially and adversely affected our orders, net sales, gross profit and net income, and may do so again in the future. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Additional information relating to the uncertainty affecting our business are contained in our filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investors section of our website at http://ir.idealpower.com/. These forward-looking statements represent our expectations as of the date of this press release. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Media Contact:
Antenna Group
Sharon Golubchik
201-465-8008
idealpower@antennagroup.com

Investor Relations Contact:
MZ North America
Chris Tyson
949-491-8235
IPWR@mzgroup.us
www.mzgroup.us

IDEAL POWER INC.
Balance Sheets

	March 31, 2017	December 31, 2016
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$15,350,915	$4,204,916
Accounts receivable, net	565,467	378,658
Inventories, net	851,863	1,245,147
Prepayments and other current assets	304,813	312,593
Total current assets	17,073,058	6,141,314

Property and equipment, net	835,137	936,486
Intangible assets, net	1,959,498	1,905,556
Other assets	17,920	17,920
Total assets	$19,885,613	$9,001,276
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$346,767	$1,338,828
Accrued expenses	1,149,129	1,240,093
Total current liabilities	1,495,896	2,578,921

Stock warrant liability	—	—
Long-term liabilities	266,938	265,418
Total liabilities	1,661,232	1,761,314

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 1,518,430 shares issued and outstanding at March 31, 2017	1,518	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 13,998,465 shares issued and 13,996,782 shares outstanding at March 31, 2017 and 9,560,896 shares issued and 9,559,213 shares outstanding at December 31, 2016, respectively	13,998	9,561
Additional paid-in capital	66,357,329	52,310,481
Treasury stock, at cost, 1,683 shares at March 31, 2017 and December 31, 2016, respectively	(5,915)	(5,915)
Accumulated deficit	(48,142,549)	(45,074,165)
Total stockholders’ equity	18,224,381	7,239,962
Total liabilities and stockholders’ equity	$19,885,613	$9,001,276

IDEAL POWER INC.
Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2017	2016
Product revenue	$275,670	$496,644
Cost of product revenue	710,930	494,754
Gross profit (loss)	(435,260)	1,890

Operating expenses:
Research and development	1,190,169	1,479,985
General and administrative	905,963	920,331
Sales and marketing	541,533	412,530
Total operating expenses	2,637,665	2,812,846
Loss from operations	(3,072,925)	(2,810,956)
Interest income	4,541	8,609
Net loss	$(3,068,384)	$(2,802,347)

Net loss per share – basic and fully diluted	$(0.28)	$(0.29)

Weighted average number of shares outstanding – basic and fully diluted	10,879,690	9,545,982

IDEAL POWER INC.
Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(3,068,384)	$(2,802,347)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	60,703	—
Write-down of inventory	348,793	4,242
Depreciation and amortization	113,068	86,999
Write-off of capitalized patents	559	24,753
Write-off of fixed assets	10,534	992
Stock-based compensation	384,329	383,516
Decrease (increase) in operating assets:
Accounts receivable	(247,512)	425,103
Inventories	44,491	(76,801)
Prepaid expenses and other assets	7,780	5,586
Increase (decrease) in operating liabilities:
Accounts payable	16,566	(574,774)
Accrued expenses	(116,648)	(53,140)
Net cash used in operating activities	(2,445,721)	(2,575,871)

Cash flows from investing activities:
Purchase of property and equipment	(4,378)	(100,382)
Acquisition of intangible assets	(72,376)	(103,111)
Net cash used in investing activities	(76,754)	(203,493)

Cash flows from financing activities:
Net proceeds from issuance of common stock	13,657,331	—
Exercise of options and warrants	11,143	35,536
Net cash provided by financing activities	13,668,474	35,536

Net increase (decrease) in cash and cash equivalents	11,145,999	(2,743,828)
Cash and cash equivalents at beginning of year	4,204,916	15,022,286
Cash and cash equivalents at end of year	$15,350,915	$12,278,458